TELMA O. ANDREUCCETTI
NOTARIO PUBLICO
REG. 648 MENDOZA

TRADUCCIÓN PÚBLICA --

CONTRACT OF TRANSFER OF SHARES ---

At the office located at San Martin 1167, 2nd floor, office 5, City of Mendoza, Province of Mendoza, on May 14th, 2009, between the company Portal Resources Ltd., represented hereat by William Douglas Bruce Winfield, Passport No. BA 345813, and the company Portal del Oro BVI Ltd., represented by William Douglas Bruce Winfield, Passport No. BA 345813 (hereinafter collectively referred to as the "SELLERS"), party of the first part, and Mr. Omar Pereyra, National Identity Document (D.N.I.) No. 25956422 with domicile at Confraternidad Ferroviaria 895, City of Mendoza, Province of Mendoza, and Mr. Guillermo Pereyra, National Identity Document (D.N.I.) No. 17204193, represented hererat by Mr. Omar Pereyra, according to the general power of attorney granting broad powers of administration and disposal, deed No. fifty-two, recorded in the Notarial Record Book before Andrea Virginia Manno, a notary public, (hereinafter collectively referred to as the "BUYERS"), party of the second part; all of legal age, qualified and able, this contract of transfer of shares of El Portal del Oro SA (hereinafter the "COMPANY") is entered into pursuant to the following terms and conditions: ---

The SELLERS are holders of the shares representing one hundred percent (100%) of the stock capital duly subscribed of El Portal del Oro S.A., a corporation duly created under the laws of the Argentine Republic, with legal domicile at Avenida San Martin No. 1167, Second Floor, Office 3, City of Mendoza, registered in the Inspection Board of Legal Entities of the Province of Mendoza under the No. 924/E/03- 00917 on October 10th, 2003, and in the Public Registry of Companies, file 7436, page 1, on October 21st, 2003. ---

The PARTIES agree on the following terms and conditions by which the SELLERS will transfer the BUYERS the SHARES of the COMPANY: ------------

1. TRANSFER OF SHARES --

1.1 Subject to receipt of payment pursuant to clause 1.5, the SELLERS agree to transfer to the BUYERS and the BUYERS agree to accept the totality of the COMPANY's nominal shares, that is, twelve thousand (12,000) common, nominal and non endorsable shares of nominal value of one peso

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(ARS 1) each, entitled to five votes each (hereinafter the "SHARES"), which are represented by the original certificates duly signed and delivered hereat. ---

1.2 The SHARES are transferred as a sole and indivisible stock, which implies the transmission to the BUYERS of the totality of the ownership, social and political rights, and administration and management rights that the SELLERS hold in the COMPANY, as well as the transfer to the BUYERS of, including without limitation, any other share, interest, contribution of capital and/or irrevocable contribution that may correspond to the SELLERS in the COMPANY. It is expressly agreed that Portal Resources Ltd. also assigns the credit that it has against the COMPANY, which, by April 28, 2009, amounts to twenty million, seven hundred and ninety thousand, seven hundred pesos, Argentine currency.(ARS 20,790,700). ----------------

1.3 The BUYERS acquire the SHARES in the following proportions: a) Mr Omar Pereyra, the amount of 11,880 nominative, common and non endorsable shares, and b) Mr Guillermo Pereyra, the amount of 120 nominative, common and non endorsable shares. Enclosed are the letters of transfer of the SHARES subscribed by the SELLERS, in agreement with section 215 of Law 19550. --

1.4 The SELLERS declare that from the effective transfer of the SHARES, they waive all rights of first refusal and/or procedure established in their favor. ---

1.5 The PARTIES agree on a total purchase price of the SHARES referred to in clause 1.1, and the credit mentioned above in clause 1.2, of eighty-five thousand US dollars (USD 85,000) payable as follows: a) the amount of eight hundred and fifty US dollars (USD 850) in cash hereat, and b) the balance, that is eighty-four thousand, one hundred and fifty US dollars (USD 84,150), such amount being transferred through Casa de Cambios Maguitur S.A., to the account No. 0004-1554-149 of Bank of Montreal, under the name of Portal Resources Ltd. According to the SELLERS' request, all funds corresponding to Portal del Oro BVI Ltd shall be deposited in such account. The purchase price will be considered effectively paid to the SELLERS, and the transfer of the SHARES completed, once said amount has been deposited in such bank account. Therefore, payment shall be

CLAUDIA
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TELMA O. ANDREUCCETTI
NOTARIO PUBLICO
REG. 648 MENDOZA

effectively made when the deposit is registered on the account, unless failure in the credit operation is due to acts of negligence or fraud by the SELLERS or their agents. If the funds are not deposited in such account within 10 (ten) days of the date of this agreement, this agreement will terminate and the SELLERS will have no further obligation to transfer the SHARES and the credit to the BUYERS. --

2. REPRESENTATIONS AND GUARANTEES --------------------------------

The SELLERS jointly declare and guarantee without limitation to the BUYERS as follows: ---

2.1 In their capacity of only and unrestricted holders of the SHARES, such ownership is not subject to any obligation, pledge, encumbrance, beneficial interest, pledge, condition subsequent or any other type of lien, nor is it enjoined by any agreement that may limit or restrict such ownership or political transferability and/or its ownership or political rights. The SHARES represent one hundred percent (100%) of the COMPANY's stock capital entitled to vote. The SHARES are fully subscribed and paid up without affecting third parties' rights, and the SELLERS waive all rights to sell, promise to sell, rights of pre-emption and buy-out that may have previously existed and/or been established in the COMPANY'S bylaws. -----------------

2.2 The SELLERS have total legal standing to sign this agreement and fulfill all the acts and commitments provided herein. As a result of the transfer of the SELLERS to the BUYERS, the BUYERS acquire one hundred percent (100%) of the ownership and political rights derived from the COMPANY's SHARES. --

2.3 The balance sheet of the COMPANY as of December 31st, 2008 as it is entered on pages 89 to 108 of the Book of Inventories and Balances of the COMPANY was prepared in accordance with the generally accepted auditing standards and reflects faithfully, accurately and trustworthily the economic and financial position, as well as the assets, liabilities and earnings of the COMPANY to such date, no provision for possible contingent liabilities being omitted. Based on the foregoing, the BUYERS substantially make the purchase effective based on the reliable SELLERS' representations and guarantees, these facts, and the documentation audit and control previously made by professionals on the BUYERS' expense and, consequently, the

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price was agreed upon by the PARTIES (See Appendix I, clause 1). ----------
2.4 There are no existing claims against the COMPANY, regarding performance of contracts, labour conditions, compensatory agreements and/or similar agreements. The COMPANY has no employees, agents, distributors or representatives at its own expense creating any type of contractual and/or work relationship that implies a compensation of some kind (See Appendix I, clause 2). ---
2.5 There are no powers of attorney in force, granted by the COMPANY, with the exception of those in favor of Oscar Sanchez and Sergio Valot, as they are necessary to make the transfer effective (See Appendix I, clause 3). ---
2.6 The COMPANY has not issued any guarantees, sureties and bonds in favor of third parties, whether they are shareholders or not. (See Appendix I, clause 5). --
2.7 The COMPANY has not subscribed any securities whatsoever, (including but not limited to promissory notes, checks, bills of exchange and/or acknowledged invoices) pending of cancellation or subject of judicial or extrajudicial claim against the COMPANY (See Appendix I, clause 4). --------
2.8 As of the date of the Balance closing, the COMPANY has no debts of any nature or to the national or provincial tax authorities. The COMPANY has complied with all formal duties that have been imposed by the national and provincial laws, especially the ones related to the presentation of the tax returns (See Appendix I, clause 6). --
2.9 The COMPANY does not have share participation in other local or foreign companies (See Appendix I, clause 7). ---
2.10 The COMPANY does not owe salaries or fees of any nature, including but not limited to its directors, proxies, agents and/or advisers (See Appendix I, clause 8). ---
2.11 The letters of resignation of the officers in charge of the COMPANY, renouncing to any fees and/or compensation that may be owed to them, are attached hereto and incorporated herein. --------------------------------------
2.12 The SELLERS are committed to maintain reserve, confidentiality and exclusive information inherent to the COMPANY, being responsible for the damage which they may cause to the BUYERS by the unauthorized

CLAUDIA NOI
TRADUCTOR
IDIOMA
MAT. MZA. 379

TELMA O. ANDREUCCETTI
NOTARIO PUBLICO
REG. 648 MENDOZA

spreading of this information, unless such information is in the public domain or is required to be disclosed by the SELLERS under laws that apply to them. --

3. APPLICABLE LAW – JURISDICTION ------------------------------------

This contract will be governed and construed according to the laws of the Argentine Republic. The PARTIES submit themselves to the jurisdiction of the Ordinary Courts of the Province of Mendoza, waiving any other court and/or jurisdiction. --

4. **NOTICES – DOMICILES** ---

4.1 All the notices and communications between the PARTIES by virtue of this contract shall be in writing with receipt requested, or by any other reliable means. --

4.2 To all judicial or extrajudicial effects deriving herefrom, the SELLERS and the BUYERS establish domicile by choice at the following addresses: --- SELLERS: San Martin 1167, Second Floor, office 3, City of Mendoza, Province of Mendoza. ---

BUYERS: Confraternidad Ferroviaria 895, City of Mendoza, Province of Mendoza. --

Three copies of the same tenor and to only one legal effect are signed. -----

(There follows a blank space.) By Portal Resources Ltd. William Douglas Bruce Winfield. Passaport No. BA 345813 ------------------------------------

(There follows a blank space.) By Portal del Oro BVI Ltd. William Douglas Bruce Winfield. Passaport No. BA 345813 ------------------------------------

(There follows a blank space.) Omar Pereyra. National ID 25956422 -------

(There follows a blank space.) By Guillermo Pereyra. Omar Pereyra. National ID 25956422 --

I hereby certify that the foregoing is a true translation from Spanish into English of the copies of the original document that I have had before me and to which I attest. I sign and stamp my seal in Mendoza, on the 14th day of the month of May, 2009. ---

Certifico que lo que antecede es traducción fiel del castellano al inglés de la copia del documento original que he tenido ante mí y a la cual me remito, firmo y sello en Mendoza a los 14 días del mes de mayo de 2009. -----------

...MA MARTEL
...A PUBLICA
...INGLES
CAP. FED. 2536

CLAUDIA NORMA MARTEL
TRADUCTORA PUBLICA
IDIOMA INGLES
MAT. MZA. 379 - CAP. FED. 2536